UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/28/2005

Internet Security Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-23655

Delaware	58-2362189
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6303 Barfield Road, Atlanta, Georgia 30328
(Address of Principal Executive Offices, Including Zip Code)

(404) 236-2600
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On January 28, 2005, the Compensation Committee of the Board of Directors of Internet Security Systems, Inc. (the "Company") established target incentive bonus compensation under an incentive bonus plan for executive officers, including the named executive officers. Achievement of performance is measured by reference to goals for revenues, earnings per share, contribution margin, and/or days sales outstanding (which is a Company measure of collections on billings). The form of plan, which includes the performance measures, is attached as Exhibit 10.1. The following persons are expected to be the named executive officers in 2005: Thomas E. Noonan, President and Chief Executive Officer; H Douglas Johns, Senior Vice President of Worldwide Operations; Richard Macchia, Senior Vice President and Chief Financial Officer; Lawrence Costanza, Senior Vice President of Americas Sales Operations; and Jaap Smit, Senior Vice President of EMEA Operations.   Messrs. Noonan, Johns and Macchia are considered "Corporate Executives", and Messrs. Costanza and Smit are considered "Theatre Heads", within the meaning of the plan.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits

10.1        Form of Executive Incentive Plan.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Internet Security Systems, Inc.

Date: February 03, 2005.	By:	/s/ Richard Macchia
Richard Macchia
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Form of Executive Incentive Plan